Exhibit 99.2

[Reference translation. In case of any discrepancy in interpretation, the original Japanese version shall prevail.]

August 3, 2020

Press Release
Company Name: Z Holdings Corporation Representative: Kentaro Kawabe,
President and Representative Director
(Code number: 4689 First Section, Tokyo Stock Exchange) Inquiries: Ryosuke Sakaue,
Managing Executive Officer and Chief Financial Officer
TEL: 03-6779-4900

Company Name: LINE Corporation Representative: Takeshi Idezawa,
President and Representative Director
(Code number: 3938 First Section, Tokyo Stock Exchange)
Inquiries: Investor Relations
TEL: 03-4316-2050

Company name: SoftBank Corp.
Representative: Ken Miyauchi, Representative Director, President & CEO
(Code number: 9434 First Section, Tokyo Stock Exchange) Inquiries : Takashi Naito,
VP, Head of Finance and Accounting Division
TEL: 03-6889-2000

Company name: NAVER Corporation
Representative: Han Seong Sook, CEO
Inquiries: Kim Min,
Investor Relations Leader
(Email. dl_IR@navercorp.com)

Notice Concerning Conclusion of Business Alliance MOU by Z Holdings Corporation, LINE Corporation, SoftBank Corp. and NAVER Corporation

Four companies including Z Holdings Corporation, a consolidated subsidiary of SoftBank Corp. (“ZHD”) (President and Representative Director: Kentaro Kawabe), LINE Corporation, a consolidated subsidiary of NAVER Corporation (“LINE”) (President and Representative Director: Takeshi Idezawa), SoftBank Corp. (“SoftBank”) (Representative Director, President & CEO: Ken Miyauchi) and NAVER Corporation (“NAVER”) (President and CEO: Han Seong Sook) (hereinafter, simply the “Four Companies”) hereby announce that today, the Four Companies concluded a business alliance memorandum of understanding (the “Business Alliance MOU”) in regard to the business alliance described in “2. Details of the Business Alliance” below, for the business integration of ZHD and LINE (the “Business Integration”) which was announced in the “Announcement Regarding Definitive Agreement on Business Integration” on December 23, 2019 by ZHD and LINE, and the “Notice Concerning Entry into a Definitive Agreement Relating to the Business Integration of Z Holdings Corporation (Securities Code: 4689) and LINE Corporation (Securities Code: 3938)” on the same date by SoftBank and LINE, respectively (collectively the “Business Integration Press Releases of December 23, 2019”), pursuant to the resolutions of ZHD and LINE’s respective board of directors’ meetings held today, the decision made by SoftBank’s Representative Director, President and CEO Ken Miyauchi based on the authorization by a resolution of SoftBank’s board of directors’ at a meeting held on July 20, 2020, and the decision made by NAVER’s President & CEO Han Seong Sook.

1. Reason for the Business Alliance

As announced in the Business Integration Press Release on December 23, 2019, the Four Companies entered into a business integration agreement, which is the definitive agreement related to the Business Integration (the “Definitive Integration Agreement”) on December 23, 2019.

As part of the Business Integration, the Four Companies concluded the Business Alliance MOU and are starting discussions, etc., so that on or after the date upon which all required consents have been obtained from the Fair Trade Commission for the implementation of the Business Integration pursuant to the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade and all related guidelines (collectively, the “Antimonopoly Laws”) and from the relevant authorities under applicable foreign competition laws, they will, from such date until the completion of the Business Integration, to the extent relating to the Business Integration, and within with the scope and the methods permitted under the Business Integration Agreement, with respect to the businesses which the Four Companies that are parties to the Business Alliance MOU and their group companies (referring to, with respect to a person, the group of companies comprised of such person and its subsidiaries) (each, a “Business Alliance MOU Party Group”) conduct in Japan, engage in the business alliance for the purpose of conducting joint business activities.

2. Content of the Business Alliance

In summary, the Four Companies agree under the Business Alliance MOU that conditioned upon having obtained all required consents from the Fair Trade Commission for the implementation of the Business Integration pursuant to the Antimonopoly Laws and from the relevant authorities under applicable foreign competition laws, and limited to the extent relating to the Business Integration, and limited to within the scope and the methods permitted under the Business Integration Agreement, until the Business Integration is completed through effectiveness of the share exchange between ZHD and the LINE Demerger Preparatory Company, within Japan they will (i) conduct information sharing, review, verification testing and discussions for the purpose of implementing the business alliance to engage in joint business activities with respect to items set out below relating to the businesses which one or more of the Business Alliance MOU Party Groups conduct (the “Business Alliance”), and (ii) if parties separately agree on the specific implementation of any joint business activities, the Business Alliance shall be carried out in accordance with such separate agreement. Any disclosure required by the relevant Business Alliance MOU Party Group under laws and regulations in regard to the implementation of the Business Alliance will be made in a timely manner.

(1)

Organizational restructuring among the Business Alliance MOU Party Groups (excluding those that separately require notice for a business combination review under the Antimonopoly Laws and applicable competition laws and other applicable laws of each relevant country) and organizational restructuring internally within the Business Alliance MOU Party Groups

(2)

Shared recruitment activities, transfers of human resources (including the transfers of human resources involving the merger and dissolution of departments) and personnel exchanges among the Business Alliance MOU Party Groups

(3)	Implementation of joint development and technical cooperation

(4)	Implementation of joint sales, promotions and campaigns

(5)	Mutual utilization of sales networks and referrals of customers

(6)	Standardization of points and ecosystems

(7)	Mutual utilization of data and user consent acquisitions (including required revisions of the privacy policy resulting therefrom, etc.)

(8)	Linkage of IDs and services of LINE and Yahoo Japan Corporation, which is the wholly-owned subsidiary of ZHD

(9)	Shared procurement of hardware, software, content and infrastructure

(10)	Joint consultation and negotiation with stakeholders

(11)	Having discussions on strategy, creating a business plan and conducting a presentation on integrated strategy

(12)	Shared operational management

(13)	Shared usage of information systems and back office functions

(14)	Establishment of, and decision making by, the product committee

(15)	Making decisions on consolidation of and discontinuing services and products and role-sharing arrangements regarding services and products, and implementation thereof

(16)

In addition, any other joint business activities on which the Business Alliance MOU Parties that will implement such joint business activities separately agree, including but not limited to organizational restructuring, human resources, development, sales, sharing and utilization of data, linkage of services or operations among the Business Alliance MOU Party Groups and procurement

3.	Parties to the Business Alliance

①	ZHD

(1)	Company name	Z Holdings Corporation
(2)	Address	1-3 Kioicho, Chiyoda-ku, Tokyo, Japan
(3)	Title and name of representative	President and Representative Director Kentaro Kawabe
(4)	Lines of business	Holding Company
(5)	Capital	237,422 million yen
(6)	Founded	January 31, 1996
(7)	Main shareholders and percentage of shareholdings (as of March 31, 2020)	Shiodome Z Holdings GK	44.6%
		The Master Trust Bank of Japan, Ltd. (trust account)	4.1%
		JP Morgan Chase Bank 385632	4.1%
		Japan Trustee Services Bank, Ltd. (trust account)	3.5%
		State Street Bank and Trust Company 505325	2.9%
		BNYM as AGT/CLTS Non Treaty JASDEC	1.6%
		MLI for Client General Omni Non Collateral Non Treaty-PB	1.4%
		Japan Trustee Services Bank, Ltd. (trust account 5)	1.2%
		SSBTC Client Omnibus Account	1.1%
		JP Morgan Chase Bank 385151	1.0%

(8)	Relationships of the parties	Relationship with SoftBank
		Capital relationship	SoftBank is the indirect parent company of ZHD, holding 44.6% of its voting rights through ZHD’s parent company, Shiodome Z Holdings GK.
		Personal relationship	Among the ZHD directors, representative director Kentaro Kawabe is also a director of SoftBank, director Masayoshi Son is also the chairman of the board of directors of SoftBank, director Ken Miyauchi is also the representative director of SoftBank, director Kazuhiko Fujihara is also a director of SoftBank, and director Taku Oketani is also an executive officer of SoftBank.
		Commercial relationship	ZHD and SoftBank have commercial relationships with respect to advertising placement, use of communication services, point campaign, etc.
		Whether considered a related party	SoftBank is a related party of ZHD.
Relationship with NAVER
		Capital relationship	Nothing to report
		Personal relationship	Nothing to report
		Commercial relationship	Nothing to report
		Whether considered a related party	Not applicable
Relationship with LINE
		Capital relationship	Nothing to report
		Personal relationship	Nothing to report
		Commercial relationship	Nothing to report
		Whether considered a related party	Not applicable
(9)	Consolidated earnings and financial position over the past 3 years
	Fiscal year	FY3/ 2018	FY3/ 2019	FY3/ 2020
	Total capital	¥1,121,887 million	¥910,523 million	¥1,047,823 million
	Total assets	¥2,516,633 million	¥2,429,601 million	¥3,933,910 million
	Equity attributable to parent company owners per share	¥177.97	¥160.96	¥162.01
	Sales revenue	¥897,185 million	¥954,714 million	¥1,052,943 million
	Operating profit	¥185,810 million	¥140,528 million	¥152,276 million
	Profit before taxes	¥193,177 million	¥123,370 million	¥135,676 million
	Net profit attributable to parent company owners	¥131,153 million	¥78,677 million	¥81,675 million
	Basic net profit per share	¥23.04	¥14.74	¥16.88
	Dividend per share	¥8.86	¥8.86	¥8.86

②	LINE

(1)	Company name	LINE Corporation
(2)	Address	1-6 Shinjuku 4-chome, Shinjuku-ku, Tokyo, Japan
(3)	Title and name of representative	President and Representative Director Takeshi Idezawa
(4)	Lines of business	Advertising service based on the mobile messenger application “LINE,” core businesses include the sales of stamps and game services, and strategic businesses including Fintech, AI and commerce services.
(5)	Capital (as of June 30, 2020)	97,284 million yen
(6)	Founded	September 4, 2000
(7)	Main shareholders and percentage of shareholdings (as of June 30, 2020)	NAVER Corporation	72.45%
		UBS AG London A/C IPB Segregated Client	2.80%
		Shin Jung Ho	1.97%
(8)	Relationships of the parties	Relationship with SoftBank
		Capital relationship	Nothing to report
		Personal relationship	Nothing to report
		Commercial relationship	LINE and SoftBank have commercial relationships with use of communication services, etc.
		Whether considered a related party	Not applicable
Relationship with NAVER
		Capital relationship	NAVER is LINE’s parent company, holding 174,992,000 shares (72.45% of LINE’s 241,544,142 total shares outstanding as of June 30, 2020).
NAVER also holds a portion of LINE’s bonds with share acquisition rights.
		Personal relationship	Hae Jin Lee, who is an executive officer of NAVER, is also LINE’s chairman of the board of directors.
		Commercial relationship	LINE and NAVER have commercial relationships with respect to advertising placement, etc.
		Whether considered a related party	NAVER is the parent company of LINE.
Relationship with ZHD
		Capital relationship	Nothing to report
		Personal relationship	Nothing to report
		Commercial relationship	Nothing to report

		Whether considered a related party	Not applicable
(9)	Consolidated earnings and financial position over the past 3 years
	Fiscal year	FY12/ 2017	FY12/ 2018		FY12/ 2019
	Total capital	¥189,977 million	¥208,514 million		¥174,663 million
	Total assets	¥303,439 million	¥486,587 million		¥541,352 million
	Equity attributable to parent company owners per share	¥779.30	¥833.87		¥659.96
	Sales revenue	¥167,147 million	¥207,182 million		¥227,485 million
	Operating profit (Δ means loss)	¥25,078 million	¥16,110 million	Δ	¥38,997 million
	Net profit attributable to parent company owners (Δ mean loss)	¥8,078 million	Δ¥3,718 million	Δ	¥46,888 million
	Basic net profit per share (Δ mean loss)	36.5 6	Δ15.62	Δ	196.07
	Dividend per share	—	—		—

③	SoftBank

(1)	Company name	SoftBank Corp.
(2)	Address	1-9-1 Higashi-shimbashi, Minato-ku, Tokyo, Japan
(3)	Title and name of representative	Ken Miyauchi, Representative Director, President & CEO
(4)	Lines of business	Provision of mobile communication services, sale of mobile devices, provision of fixed line communication services, provision of internet connection services
(5)	Capital	¥204,309 million
(6)	Founded	December 9, 1986
(7)	Main shareholders and percentage of shareholdings (as of March 31, 2020) (Note 1) (Note 2)	SoftBank Group Japan Corporation	62.07%
		The Master Trust Bank of Japan, Ltd. (trust account)	2.25%
		Japan Trustee Services Bank, Ltd. (trust account)	1.54%
		Japan Trustee Services Bank, Ltd. (trust account 5)	0.77%
		State Street Bank West Client-Treaty 505234	0.57%
		State Street Bank And Trust Company 505103	0.51%
		Japan Trustee Services Bank, Ltd. (trust account 1)	0.39%
		Japan Trustee Services Bank, Ltd. (trust account 2)	0.36%
		Japan Trustee Services Bank, Ltd. (trust account 6)	0.31%
		Japan Trustee Services Bank, Ltd. (trust account 9)	0.31%

(8)	Relationships of the parties	Relationship with NAVER
		Capital relationship	Nothing to report
		Personal relationship	Nothing to report
		Commercial relationship	Nothing to report
		Whether considered a related party	Not applicable
Relationship with ZHD
		Capital relationship	SoftBank holds 2,125,366,950 shares (44.63% of ZHD’s 4,762,446,465 total shares outstanding (excluding shares of treasury stock) as of March 31, 2020) through its wholly owned subsidiary, Shiodome Z Holdings GK.
Personal relationship

SoftBank’s chairman of the board of directors, Masayoshi Son, and SoftBank directors Ken Miyauchi and Kazuhiko Fujihara are also directors of ZHD.

ZHD’s representative director Kentaro Kawabe is also a director of SoftBank.

		Commercial relationship	ZHD and SoftBank have commercial relationships with respect to advertising placement, use of communication services, point campaign, etc.
		Whether considered a related party	SoftBank is the parent company of ZHD based on the actual control criteria.
Relationship with LINE
		Capital relationship	Nothing to report
		Personal relationship	Nothing to report
		Commercial relationship	LINE and SoftBank have commercial relationships with use of communication services, etc.
		Whether considered a related party	Not applicable

(9)	Consolidated earnings and financial position over the past 3 years
	Fiscal year	FY3/ 2018	FY3/ 2019 (note 3)	FY3/ 2020
	Total capital	¥885,260 million	¥2,022,567 million	¥1,707,564 million
	Total assets	¥5,305,567 million	¥8,036,328 million	¥9,792,258 million
	Equity attributable to parent company owners per share	¥187.94	¥312.95	¥211.03
	Sales revenue	¥3,582,635 million	¥4,656,815 million	¥4,861,247 million
	Operating profit	¥637,933 million	¥818,188 million	¥911,725 million
	Profit before taxes	¥597,554 million	¥746,113 million	¥811,195 million
	Net profit attributable to parent company owners	¥400,749 million	¥462,455 million	¥473,135 million
	Basic net profit per share attributed for parent company owners	¥97.64	¥96.60	¥99.27
	Dividend per share	¥181.43	¥37.50	¥85.00

(Note 1) Shareholding percentages do not include the 46,000,000 shares of treasury stock retained by SoftBank (as of March 31, 2020).

(Note 2) The shareholding percentage of SoftBank Group Japan Corporation set out herein represents the ratio number of shares (2,942,919,470 shares) following the transfer of 240,000,000 SoftBank’s shares by that SoftBank Group Japan Corporation carried out on May 26, 2020 to the number of SoftBank’s total shares outstanding (excluding shares of treasury stock) as of March 31, 2020 (4,741,145,170 shares).

(Note 3) The numerical values for the fiscal year ending March 2019 have been retroactively corrected in line with the transactions under common control (acquisition of ZHD shares) that were carried out during the fiscal year ending on March 31, 2020.

④	NAVER

(1)	Company name	NAVER Corporation
(2)	Address	Naver Green Factory, 6, Buljeong-Ro, Bundang-Gu, Seongnam-Si, Gyeonggi-Do, 13561, Korea
(3)	Title and name of representative	President & CEO Han Seong-sook
(4)	Lines of business	Operation of portal site (NAVER), contents business
(5)	Capital (as of December 31, 2019)	16,481 million KRW
(6)	Founded	June 2, 1999
(7)	Main shareholders and percentage of shareholdings (as of December 31, 2019)	National Fund Service	11.52%
		BlackRock Fund Advisors	5.03%
		Harris Associates	5.01%

(8)	Relationships of the parties	Relationship with SoftBank
		Capital relationship	Nothing to report
		Personal relationship	Nothing to report
		Commercial relationship	Nothing to report
		Whether considered a related party	Nothing to report
Relationship with ZHD
		Capital relationship	Nothing to report
		Personal relationship	Nothing to report
		Commercial relationship	Nothing to report
		Whether considered a related party	Nothing to report
Relationship with LINE
		Capital relationship	NAVER is LINE’s parent company, holding 174,992,000 shares (72.45% of LINE’s 241,544,142 total shares outstanding as of June 30, 2020). NAVER also holds a portion of LINE’s bonds with share acquisition rights.
		Personal relationship	Hae Jin Lee, who is an executive officer of NAVER, is also LINE’s chairman of the board of directors.
		Commercial relationship	ZHD and NAVER have commercial relationships with respect to advertising placement, etc.
		Whether considered a related party	NAVER is the parent company of LINE.

(9)	Consolidated earnings and financial position over the past 3 years
	Fiscal year	FY12/ 2017	FY12/ 2018	FY12/ 2019
	Consolidated net assets	5,305,186,234,949 KRW	5,949,140,513,293 KRW	6,503,926,068,580 KRW
	Consolidated total assets	8,019,251,559,914 KRW	9,881,190,909,324 KRW	12,299,527,120,786 KRW
	Consolidated net assets per share	36,465KRW	40,682KRW	44,690KRW
	Consolidated sales revenue	4,678,468,928,032 KRW	5,586,904,533,355 KRW	6,593,400,065,244 KRW
	Consolidated operating profit	1,179,187,806,331 KRW	942,532,561,543 KRW	710,070,173,513 KRW
	Consolidated ordinary profit	1,195,828,988,960 KRW	1,111,672,274,838 KRW	866,722,133,963 KRW
	Net profit attributable to parent company owners	772,879,579,921 KRW	648,812,902,730 KRW	583,051,904,649 KRW
	Consolidated net profit per share	5,293KRW	4,294KRW	2,727KRW
	Dividend per share	289KRW	314KRW	376KRW

4.	Schedule

(1) Date of SoftBank board resolution	July 20, 2020
(2) Date of ZHD and LINE’s board resolutions	August 3, 2020 (today)
(3) Date of NAVER CEO approval	August 3, 2020 (today)
(4) Execution of Business Alliance Agreement	August 3, 2020 (today)

The commencement of this Business Alliance is conditioned upon obtaining all required consents and approvals from the Fair Trade Commission under Antimonopoly Laws and from the relevant authorities under applicable foreign competition laws with respect to the Business Integration.

5.	Future Outlook

The effect of this Business Alliance on the performance of ZHD during the fiscal year ending March 2021, the performance of LINE during the fiscal year ending December 2020, and the performance of SoftBank during the fiscal year ending March 2021 is undetermined. We note it is thought that in the medium- to long-term it will contribute to the increase of the Four Companies’ corporate value. Going forward we will promptly disclose any event that could change the earnings forecast.